  EXHIBIT 99.1

Iconic Brands Announces $3.125 Million Private Placement

July 19, 2019 09:00 ET | Source: Iconic Brands Inc

Largest financing in the Company’s history provides more than 2 years of operating capital to execute on all initiatives

Amityville, NY, July 19, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Iconic Brands, Inc. (OTCQB: ICNB) (“Iconic” or the “Company”) today announced that it has entered into definitive agreements with institutional and accredited investors for the sale of 3,125 shares of series F convertible preferred stock and warrants to purchase up to 5,000,000 shares of common stock in a private placement for gross proceeds of approximately $3.125 million. The transaction is anticipated to close on or about July 24th, 2019, subject to customary closing conditions.

The Special Equities Group, a division of Bradley Woods & Co. Ltd., is acting as the exclusive placement agent for the offering.

The price per share of preferred stock and associated warrants is $1,000 and the preferred stock has a conversion price of $0.625, subject to adjustment.  The warrants are immediately exercisable at $0.625 and have a five year term.

The net proceeds from the offering are anticipated to be approximately $2.75 million. The Company intends to use the proceeds to launch and market new private label spirit lines, corporate expansion, continued expansion of Iconic’s operations into the burgeoning Hemp and CBD markets and general working capital. The Company has agreed to file a resale registration statement for the shares of common stock underlying the preferred stock and warrants.

Mr. Richard DeCicco, CEO, stated, “I’m very pleased to have entered into this funding round and thank the investors for their confidence in our business. Further, with the capital in hand, we look forward to executing on our initiatives and bringing value to the Company and its shareholders.  The Company has never been in better financial condition and I’m very excited to execute on the opportunities in front of us.”

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Further information regarding the private placement can be found in the Current Report on Form 8-K that will be filed by the Company with the SEC.

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About Iconic Brands, Inc.

Iconic Brands Inc. ("Iconic") is a lifestyle branding company with the highest expertise of developing, from inception to completion, alcoholic beverages for itself and third parties. Iconic Brands markets and places products into national distribution through long standing industry relationships. Iconic is a leader in "Celebrity Branding" of beverages, procuring superior and unique products from around the world and branding its products with internationally recognized celebrities. Currently offering Bivi Vodka, www.BiviVodka.com and Bellissima Prosecco, www.BellissimaProsecco.com. Iconic Brands is a developer of private label spirits for established chains and brands both domestically and Internationally. Under its subsidiary, Hempology Inc., Iconic Brands is, to the extent the law allows, developing liquor based products infused with Hemp and CBD. Iconic Brands through its subsidiary, Green Grow Farms, has a license to grow Hemp for CBD in the State of New York, and is entering partnerships in additional states to grow and cultivate Hemp for the purpose of creating CBD Isolate.

Please visit our website and follow us on twitter @BellissimabyCB and on Instagram @BellissimaProsecco: View Christie’s appearance schedule which we will continue to update, and great new recipes; www.bellissimaprosecco.com

Forward-Looking Statements

Statements in this release concerning Iconic’s future expectations and plans, including, without limitation, this offering, Iconic’s future earnings, partnerships and technology solutions, its ability to add and maintain additional car listings on its platform from car dealers, and consumer demand for cars to be used for ridesharing, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place undue reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although Iconic believes that the expectations reflected in the forward-looking statements are reasonable, Iconic cannot guarantee such outcomes. Iconic may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in Iconic’s most recent Annual Report on Form 10-K and Iconic’s other filings made with the SEC. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as Iconic’s current plans, estimates, and beliefs. Iconic cannot guarantee future results, events, levels of activity, performance or achievements. Iconic does not undertake, and specifically declines, any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Iconic Brands, Inc.

Info@IconicBrandsUSA.com

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